UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2007

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

On June 5, 2007, Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $385 million aggregate principal amount of its 7 1/2% Senior Subordinated Notes due 2015 (the “Notes”) to Lehman Brothers Inc., Bear, Stearns & Co. Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc., as representatives of the several initial purchasers named in Schedule 1 of the Purchase Agreement (collectively, the “Initial Purchasers”).

The closing of the sale of the Notes occurred on June 8, 2007. The offering price to eligible purchasers of the Notes was 98.525% of par. The net proceeds from the offering, after deducting the Initial Purchasers’ discounts and commissions and the estimated offering expenses payable by the Company, were approximately $371.4 million. The Company used a portion of the net proceeds of the offering to repay all of its $275 million of outstanding term loans under its credit agreement. In addition, the Company used a portion of the net proceeds of the offering to purchase $25 million aggregate principal amount of its 8 1/4% Senior Subordinated Notes due 2012. The Company expects to use the remaining net proceeds from the offering for general corporate purposes and to provide a portion of the funds needed for one or more of its capital projects. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act and outside the United States pursuant to the exemption from registration provided by Regulation S of the Securities Act.

Certain of the Initial Purchasers have and may, from time to time, engage in transactions with and perform services (including general financing, investment banking and advisory services) for the Company in the ordinary course of their business, and several of the Initial Purchasers, including Lehman Brothers Inc. and Bear, Stearns & Co. Inc., have acted as underwriters or initial purchasers in certain of the Company’s prior public and private offerings. In addition, the Company has a $625.0 million revolving credit facility and, after repaying all of the outstanding term loans, a $100.0 million term loan facility under which Lehman Brothers Inc. and Bear, Stearns & Co. Inc. act as Joint Advisors, Joint Lead Arrangers, and Joint Book Runners, a related entity of Lehman Brothers Inc. acts as Administrative Agent, Deutsche Bank Securities Inc. acts as Joint Documentation Agent, a related entity to Wells Fargo Securities, LLC acts as Lead Arranger and Joint Documentation Agent and a related entity to SG Americas Securities, LLC, acts as Joint Documentation Agent. As noted above, the Company used $275 million of the net proceeds of the offering to repay all of its outstanding term loans under its credit agreement. The Initial Purchasers and/or their affiliates receive customary fees and expenses for such services.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

The Notes are governed by an indenture dated as of June 8, 2007 (the “Indenture”), between the Company, certain subsidiary guarantors identified therein and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A form of Note is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The descriptions of the Indenture and of the Notes in this report are summaries and are qualified in their entirety by the Indenture and form of Note, respectively.

The Notes bear interest at a rate of 7 1/2% per year, payable semiannually in arrears in cash on June 15 and December 15 of each year, beginning December 15, 2007. The Notes will mature on June 15, 2015. Prior to June 15, 2010, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings. At any time prior to June 15, 2011, the Company may redeem some or all of the Notes at a redemption price equal to the principal amount of the Notes redeemed, plus any accrued and unpaid interest to the date of redemption plus an applicable premium. The Company may redeem the Notes at its option, in whole or in part, on or after June 15, 2011, at redemption prices specified in the Indenture. The Company may be required to offer to repurchase the Notes in the event of a change of control or a sale of certain of its assets.

The Notes and the subsidiary guarantees will be subordinated to all of the Company’s and its guarantor subsidiaries’ existing and future indebtedness except indebtedness that expressly provides that it ranks equal or subordinate in right of payment to the Notes and the subsidiary guarantees. The Notes will rank equal in right of payment to all of the Company’s and its guarantor subsidiaries’ other existing and future unsecured senior subordinated indebtedness, including indebtedness under the Company’s 8 3/4% Senior Subordinated Notes due 2013 and its 8 1/4% Senior Subordinated Notes due 2012. The Notes will be effectively subordinated in right of payment to all of the Company’s (and its guarantor subsidiaries’) secured indebtedness.

In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of June 8, 2007, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement with respect to an offer to exchange the notes for a new issue of substantially identical notes registered under the Securities Act no later than March 31, 2008 (the “Filing Deadline”). The Company has also agreed to use its commercially reasonable efforts to cause the registration statement to be declared effective within 90 days of the Filing Deadline and to use its commercially reasonable efforts to consummate the exchange offer thereafter. The Company may be required to provide a shelf registration statement to cover resales of the Notes under certain circumstances. If the Company fails to satisfy these obligations, it may be required to pay holders of the Notes additional interest.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 4.3, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report is incorporated here by reference.

Item 8.01.	Other Items

On June 5, 2007, the Company issued a press release announcing the pricing of the Notes and on June 8, 2007, the Company issued a press release announcing the closing of its sale of the Notes. A copy of the press releases are attached to this Current Report as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
Exhibit 4.1	Indenture dated as of June 8, 2007, governing the 7 1/2% Senior Subordinated Notes due 2015, by and among the Company, the guarantors identified therein and The Bank of New York Trust Company.

Exhibit 4.2	Form of 7 1/2% Senior Subordinated Note due 2015 (included in Exhibit 4.1).

Exhibit 4.3	Registration Rights Agreement, dated as of June 8, 2007, among the Company, the guarantors identified therein and Lehman Brothers Inc., Bear, Stearns & Co. Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc., as representatives of the several Initial Purchasers named in Schedule 1 of the Purchase Agreement.

Exhibit 10.1	Purchase Agreement, dated as of June 5, 2007, by and among the Company and Lehman Brothers Inc., Bear, Stearns & Co. Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc., as representatives of the several Initial Purchasers named in Schedule 1 of the Purchase Agreement.

Exhibit 99.1	Press release dated June 5, 2007, issued by Pinnacle Entertainment, Inc.

Exhibit 99.2	Press release dated June 8, 2007, issued by Pinnacle Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: June 11, 2007	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 4.1	Indenture dated as of June 8, 2007, governing the 7 1/2% Senior Subordinated Notes due 2015, by and among the Company, the guarantors identified therein and The Bank of New York Trust Company.

Exhibit 4.2	Form of 7 1/2% Senior Subordinated Note due 2015 (included in Exhibit 4.1).

Exhibit 4.3	Registration Rights Agreement, dated as of June 8, 2007, among the Company, the guarantors identified therein and Lehman Brothers Inc., Bear, Stearns & Co. Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc., as representatives of the several Initial Purchasers named in Schedule 1 of the Purchase Agreement.

Exhibit 10.1	Purchase Agreement, dated as of June 5, 2007, by and among the Company and Lehman Brothers Inc., Bear, Stearns & Co. Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc., as representatives of the several Initial Purchasers named in Schedule 1 of the Purchase Agreement.

Exhibit 99.1	Press release dated June 5, 2007, issued by Pinnacle Entertainment, Inc.

Exhibit 99.2	Press release dated June 8, 2007, issued by Pinnacle Entertainment, Inc.